Exhibit (j)(1)

Consent of Counsel

We hereby consent to the use of our name and to the reference to our firm under the caption “Experts” included in or made a part of Post-Effective Amendment No. 72 to the Registration Statement of JPMorgan Trust II on Form N-1A (Nos. 2-95973 and 811-4236) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Washington, D.C.

May 16, 2005